UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    March 22, 2016

WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio

 (State or other jurisdiction
of incorporation)
1-8399

(Commission
File Number)
31-1189815

(IRS Employer
Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio

(Address of principal executive offices)
43085

 (Zip Code)

Registrant’s telephone number, including area code:                    (614) 438-3210

 Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition. and
Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to both Item 2.02 and Item 7.01:
On March 22, 2016, Worthington Industries, Inc. (the “Registrant” or “Worthington”) issued a news release reporting results for the three-month (third quarter of fiscal year 2016) and nine-month periods ended February 29, 2016.  A copy of the news release (the “Release”) is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01.  Other Events.
As of March 1, 2016, Worthington reached an agreement with United States Steel Corporation, its partner in the Worthington Specialty Processing (“WSP”) joint venture, which gave Worthington formal control over the operations of WSP, including a majority of the WSP Board of Directors. As a result, Worthington began consolidating the results of WSP with the financial results of Worthington as of March 1, 2016, the beginning of Worthington’s fourth fiscal quarter.  The equity earned by United States Steel Corporation will be shown as non-controlling interest in Worthington’s consolidated balance sheets beginning March 1, 2016 and United States Steel Corporation’s portion of net earnings will be included as net earnings attributable to non-controlling interest in Worthington’s consolidated statements of earnings beginning with the fourth quarter of fiscal 2016. WSP will be included in the Steel Processing segment as of March 1, 2016. Worthington had been accounting for the results of WSP, through the third quarter of 2016, under the equity method.  As a result of this change, and in accordance with GAAP, Worthington will be required to write up the assets of WSP to fair market value which will result in a one-time, non-cash gain in Worthington’s fourth quarter of fiscal 2016.  The ownership percentages in WSP will remain 51% Worthington and 49% United States Steel Corporation.
Item 9.01.  Financial Statements and Exhibits.

(a)-(c)   Not applicable.
(d)     Exhibits:
Exhibit No.        Description

99.1      News Release issued by Worthington Industries, Inc. on March 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2016
WORTHINGTON INDUSTRIES, INC.

By: /s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-Administration,
General Counsel and Secretary